SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Proxy Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders to be Held on April 26, 2011

The undersigned shareholder appoints David S. Hickman and Robert K. Chapman, or either of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the meeting referred to above and any adjournment thereof, and to vote and act with respect to all shares of common stock of United Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the meeting and any adjournment thereof, on all matters that come before the meeting and on all matters incident to the conduct of the meeting, including any vote to adjourn the meeting.

If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for approval of the proposals. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting and on any matter incident to the conduct of the meeting, including any adjournment of the meeting.

Your Board of Directors recommends that you vote FOR all proposals.

Proposal 1
To elect two directors constituting Class II of the Board of Directors, to serve until the 2014 Annual Meeting of Shareholders and upon the election of their successors.
Class II Director Nominees:
Stephanie H. Boyse	John H. Foss
Please mark only one box
☐ FOR all nominees	☐ FOR, except vote withheld from the following nominees:
☐ WITHHELD from all nominees

Proposal 2
To consider and approve an advisory proposal to approve the Company’s executive compensation practices as disclosed in the Proxy Statement.
❑ FOR	❑AGAINST	❑ABSTAIN
Proposal 3
To consider and vote upon a proposal to authorize additional shares for issuance under the United Bancorp, Inc. Director Retainer Stock Plan.
❑ FOR	❑AGAINST	❑ ABSTAIN

Proposal 4
To ratify the appointment of BKD, LLP as independent auditors for 2011.
❑ FOR	❑AGAINST	❑ ABSTAIN
Signed this _______ day of __________________, 2011.

(Signature)		(Signature)
Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

United Bancorp, Inc. • Post Office Box 1127 • 2723 South State Street • Ann Arbor,  Michigan  48104 • Phone 734.214.3700